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                                                                 Exhibit (b)(21)

                         [LETTERHEAD OF SOUTHTRUST BANK]


                                        October 2, 2000


Mr. Daniel P. Friedman
Radiant Partners LLC
551 Fifth Avenue, Suite 1416
New York, New York 10176

Dear Mr. Friedman:

     SouthTrust Bank, an Alabama banking corporation (the "Bank"), is pleased to advise you that, in connection with the acquisition of the Project (as hereinafter defined) from Printer's Alley Garage, LLC, a Delaware limited liability company, the Bank has approved the assumption of the "Existing Loan" (as hereinafter defined) by the Borrower hereinafter described. The Bank's commitment to permit the assumption of the Existing Loan (the "Assumption") is subject to your compliance with and acceptance of the terms and conditions hereinafter set forth.

     1.   Borrower
          --------

     Borrower will be a to-be-formed entity affiliated with Radiant Partners, LLC (the "Borrower") with an organizational structure acceptable to Bank in Bank's sole discretion. Copies of the organizational documents of Borrower and any other entities with an ownership interest in Borrower, certificates evidencing their respective existence, qualification, and good standing from all relevant jurisdictions, and appropriate resolutions authorizing the Assumption must be submitted to Bank. Such organizational documents shall be subject to Bank's approval.

     2.   Project
          -------

     The Existing Loan is secured by a 17,565 square foot, 275-space parking garage known as "Printer's Alley Garage," which is located at 300 Church Street, Nashville, Tennessee (the "Project"). The Project consists of five (5) stories plus a basement level. Of the 17,565 square feet contained within the Project, approximately 8,090 square feet is rentable retail space, 1,320 square feet is office space, and 9,510 square feet is basement level. The Project contains one
(1) elevator cab and an open stair well for parking access.

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Radiant Partners LLC
October 2, 2000
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     3.   Existing Loan
          -------------

     (a) 1997 Loan. Pursuant to that certain Promissory Note dated October 16, 1997 from PAG Partners, L.P., a Tennessee limited partnership ("PAGLP") in the stated principal sum of $2,500,000.00 (the "1997 Note") and the other "Loan Documents" (as defined in the 1997 Note; together with the 1997 Note, the "1997 Loan Documents"), Bank made a loan to PAGLP (the "1997 Loan").

     (b) 1998 Loan. Pursuant to that certain Promissory Note dated May 14, 1998 from PAGLP to Bank in the stated principal amount of $2,000,000.00 (the "1998 Note") and the other "Loan Documents" (as defined in the 1998 Note; together with the 1998 Note, the "1998 Loan Documents"), Bank made a second loan to PAGLP (the "1998 Loan"). The 1997 Loan and the 1998 Loan were cross-defaulted and cross-collateralized pursuant to the 1998 Loan Documents.

     (c) Assumption by Printer's Alley Garage, LLC/Consolidation. Pursuant to that certain Amended and Restated Note dated July 11, 1998 in the stated principal sum of $4,000,000.00 from Printer's Alley Garage, LLC, a Delaware limited liability company ("PAGLLC") to Bank (the "Existing Note") and the other "Loan Documents" (as defined in the Existing Note; together with the Existing Note, the "Existing Loan Documents"), Bank consented to the assumption by PAGLLC of the 1997 Loan and the 1998 Loan. The 1997 Loan and the 1998 Loan were consolidated by the Existing Loan Documents (as consolidated, the "Existing Loan") and are now evidenced by the Existing Note. The Existing Loan is fully advanced by the Bank and no future advances are available under the Existing Loan Documents. As of the date of this letter, the outstanding principal balance of the Existing Loan is $4,000,000.00.

     The Existing Loan will be assumed by Borrower pursuant to amendments and/or restatements of the Existing Loan Documents in form and content satisfactory to Bank in order to directly evidence the Borrower's obligation to repay the Existing Loan and perform the "Loan Obligations" (as defined in the Existing
Note). The Existing Loan must be guaranteed by First Union Real Estate Investments ("First Union") and Radiant Partners, LLC or an affiliate thereof with a net worth of no less than $40,000,000.00 (together with First Union, the "Guarantors"); provided, however, that each Guarantor's liability shall be limited to a several guaranty of 15% of the Loan Obligations.

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Radiant Partners LLC
October 2, 2000
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     4.   Interest
          --------

     The documents evidencing the Assumption will contain the following provisions regarding interest. The outstanding principal balance of the Existing Loan, as assumed, will bear simple interest at the LIBOR Rate (as defined herein). As used herein, "LIBOR Rate" shall mean the 30-day LIBOR plus two hundred basis points (2.00%), rounded upwards, if necessary, to the next higher 1/100 of 1%, as such rate fluctuates as hereinafter provided. As used herein, "30-day LIBOR" shall mean the London Interbank Offered Rate for a period of thirty (30) days, as adjusted from time to time in Bank's discretion for then applicable reserve requirements (if any), as determined by Bank from Telerate (or such other source as Bank may select in the event such a rate index is at any time not available from Telerate). The LIBOR Rate shall be established initially based upon two hundred basis points (2.00%) over the 30-day LIBOR at closing and shall be recalculated on each monthly payment date thereafter. Simple interest shall be calculated on the daily outstanding balances of the Loans on the basis of a 360-day year.

     5.   Term and Payments
          -----------------

     The documents evidencing the Assumption will contain the following provisions regarding the term of the Existing Loan and repayment. The Existing Loan, as assumed, shall have a term which shall commence on the date of the Assumption and shall mature on July 1, 2001 (the "Loan Term"). During the Loan Term, the Borrower shall pay to Bank monthly installments of principal and interest comprised of the following:

     (i) all then accrued and unpaid interest on the outstanding principal balance of the Existing Loan plus

     (ii) an installment of principal equal to the principal portion only of the monthly payment that would then be due if the stated principal balance of the Existing Loan was fully amortized at the LIBOR Rate in effect on the closing date of the Assumption over an assumed term of two hundred forty (240) months.

     6.   Title Insurance
          ---------------

     Borrower will obtain and deliver to Bank an appropriate endorsement to the Bank's existing title insurance policy which confirms that title to the Property has vested fully in Borrower, which reflects the recording of any amendments to the Deed of Trust securing the Existing Loan, which

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Radiant Partners LLC
October 2, 2000
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insures the continued priority of the Bank's lien against the Project without exception for intervening matters deemed unacceptable by Bank, and which is otherwise acceptable to Bank.

     7.   Insurance
          ---------

     Borrower will provide evidence satisfactory to Bank that Borrower has obtained the insurance coverages required by the Existing Loan Documents.

     8.   Legal Opinion
          -------------

     Borrower will provide Bank with a legal opinion of Borrower's counsel, in form and content satisfactory to Bank and its counsel, which opinion shall include, but shall not be limited to, the existence of Borrower, the authorization of the borrowing, the due execution and delivery of all documents, the enforceability of the Loan Documents, as assumed by Borrower.

     9.   Expenses
          --------

     Whether or not the Assumption is closed, all expenses incurred by the Bank with respect to the Assumption, including, but not limited to, recording fees and taxes, title insurance premiums, and attorneys' fees of the Bank's counsel, will be paid by the Borrower.

     10.  Commitment Fee
          --------------

     A fee of twenty five basis points (.25%) of the principal balance of the Existing Loan ($10,000.00) shall be due and ftilly earned upon acceptance of this commitment by the Borrower. No portion of said conunitment fee shall be subject to rebate or proration in the event that the outstanding principal balance of the Existing Loan, or any portion thereof, is prepaid by Borrower.

     11.  Expiration Date
          ---------------

     This commitment will expire if it is not accepted by the Borrower in accordance with the terms hereof on or before October 31, 2000.

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Radiant Partners LLC
October 2, 2000
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     12.  Closing Date
          ------------

     The Assumption must be closed on or before December 31, 2000, at which time the Bank's obligations pursuant to this commitment shall terminate automatically and without notice.

     13.  Other Documents and Requirements
          --------------------------------

     Borrower will furnish Bank with such other information or documentation as the Bank may reasonably require as a prerequisite to closing. This commitment is a conditional commitment and is subject to the preparation of complete documentation satisfactory to Bank and its counsel, which may contain terms in addition to those set forth herein.

     14.  Construction of Provisions of this Commitment
          ---------------------------------------------

     This letter shall constitute the full agreement of the Bank and no prior discussions, correspondence or documents shall be considered to vary or explain the terms hereof. In particular, Bank has not agreed to make any loan other than that specifically described herein. This commitment may not be amended except by a written agreement signed by an authorized officer of the Bank. All requirements herein shall be deemed material to Bank. Except as specified herein, all conditions and requirements must be satisfied by Borrower prior to closing. Whenever this commitment refers to a matter being "satisfactory" to Bank, subject to Bank's "approval" or similar terminology, such satisfaction or approval shall not be implied, but shall only be evidenced by a written notice from Bank specifically addressed to the particular requirement or condition and expressing Bank's approval or satisfaction.

     15.  Changes in Financial Condition and Adverse Occurrences
          ------------------------------------------------------

     Bank's obligation to close the Assumption shall be conditioned upon the absence of any material adverse change in the financial condition or prospects of Borrower or the Project, from the respective dates of the last financial information provided to Bank with respect to Borrower and the Project. Borrower agrees that all information heretofore and hereafter supplied to Bank in connection with the Loan, the Borrower, or the Project whether written or unwritten, shall be deemed material, and Bank shall be entitled to rely thereon. If any information which has been or is hereafter supplied to Bank in connection with the Loan, the Borrower, or the Project (whether or not required by this commitment) becomes false or incomplete in any respect, Borrower will immediately notify Bank in writing prior to closing, and if any new information


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[GRAPHIC OMITTED]
Radiant Partners LLC
October 2, 2000
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could in Bank's opinion adversely affect the Project or the Borrower,  Bank may withdraw this commitment.

     BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE ASSUMPTION, THE ASSUMPTION DOCUMENTS AND THIS COMMITMENT, AND CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, INCLUDING BANK'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS KNOWING AND BARGAINED WAIVER OF THE RIGHT TO A JURY TRIAL. BORROWER ACKNOWLEDGE THAT BANK HAS BEEN INDUCED TO ISSUE THIS COMMITMENT IN PART BY TILE PROVISIONS OF THIS WAIVER.

     Time is of the essence with respect to the provisions of this commitment.

     Please acknowledge your acceptance of the foregoing terms by signing in the space provided below and returning to the Bank along with a check in the amount of $10,000.

                                        Very truly yours,


                                        /s/ Daniel S. Harrington
                                        ------------------------
                                        Daniel S. Harrington
                                        Group Vice President

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Radiant Partners LLC
October 2, 2000
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     ACCEPTED this 4th day of October, 2000.


                                BORROWER:

                                   Radiant Venture I, L.L.C.
                                   ------------------------------------
                                   a Delaware Limited Liability Company
                                   ------------------------------------
                                By:  Radiant Investors, LLC
                                Its: Managing Member

                                By: /s/ Daniel Friedman
                                   -----------------------------------------
                                Printed Name: Daniel P. Friedman
                                             -------------------------------
                                Its:  Managing Member
                                    ----------------------------------------


                                Guarantors:

                                RADIANT PARTNERS LLC


                                By:  /s/ Daniel Friedman
                                   -----------------------------------------
                                Printed Name:  Daniel Friedman
                                             -------------------------------
                                Its:  Managing Member
                                    ----------------------------------------


                                FIRST UNION REAL ESTATE EQUITY AND
                                MORTGAGE INVESTMENTS,
                                an Ohio business trust


                                By:  /s/ Daniel Friedman
                                   -----------------------------------------
                                Printed Name:  Daniel Friedman
                                             -------------------------------
                                Its:  President
                                    ----------------------------------------

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                                                           October 2, 2000

                           ASSUMPTION CHECKLIST
                           --------------------


LENDER:               SouthTrust Bank

EXISTING BORROWER:    Printer's Alley Garage, LLC

ASSUMPTOR:            To-be-formed affiliate of Radiant Partners LLC

GUARANTORS:           First Union Real Estate Investments
                      Radiant Partners, LLC (or affiliate with NW >$40,000,000)

PROJECT:              Printer's Alley Garage

EXISTING LOAN AMOUNT: $4,000,000

x     =     Requirement satisfied
-
*     =     Item provided, and comments noted
-
d     =     Draft of document submitted to Borrower or Lender, as appropiiiate
_
R     =     Item provided and under review
_


                          REQUIREMENTS FOR CLOSING
                          ------------------------

        1.      Commitment accepted
----
        2.      Assumptor's Tax Identification Number
----            Guarantors' Tax Identification Numbers

        3.      Assumptor's Financial Statements
----
        4.      Guarantors' financial statements
----
        5.      LIMITED PARTNERSHIP [LIMITED LIABILITY COMPANY][CORPORATE]
                documentation of Assumptor [and each entity signing for
----            Assumptor].

------                  a.     Certified CERTIFICATE OF LIMITED PARTNERSHIP
                               [ARTICLES OF ORGANIZATION] [ARTICLES OF
                               INCORPORATION]
------                  b.     Certified PARTNERSHIP AGREEMENT [OPERATING
                               AGREEMENT] [BY LAWS]
------                  c.     Certificate of Existence in state of organization
------                  d.     Certificate of Good Standing in state of
                               organization
------                  e.     Certificate of registration as a foreign
                               LIMITED PARTNERSHIP [LIMITED LIABILITY COMPANY]
                               [CORPORATION] from state where Project located
                               (if different than above)

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------                  f.     PARTNERSHIP [MEMBER] [BOARD] resolution signed
                               by all PARTNERS [MEMBERS] [BOARD MEMBERS]
                               authorized borrowing and execution of documents.
------                  g.     Certified Schedule of all PARTNERS/MEMBERS/
                               BOARD MEMBERS & SHAREHOLDERS
------                  h.     Federal employer identification number

        6.      Title Commitment/Down Date Report with Copies of New Exceptions
----            (if any)

        7.      As-build Survey, Certified to Lender and Title Insurer, with
----            Flood Plain Certificate

        8.      Insurance showing Assumptor as named insured and lender as
----            loss payee/additional insured

        --      (a)     Casualty insurance certificate/policy
        --      (b)     Rental interruption insurance certificate/policy
        --      (c)     Liability insurance certificate/policy
        --      (d)     Flood insurance (if applicable)

        9.      UCC Search (regarding Assumptor)
----
       10.      Environmental Update Report addressed to Lender
----
       11.      Property Management Agreement
----
       12.      Operating Statement/Rent Rolls for Property
----
       13.      Property acquisition documents
----

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                             CLOSING DOCUMENTS
                             -----------------

----    1.      Assumption and Release Agreement

----    2.      Second Amended and Restated Promissory Note

----    3.      Amended and Restated (or third Amendment to) Deed of Trust and Other Recorded Documents

----    4.      UCC-3 Financing Statement

----    5.      Amendment to UCC-1 (Georgia property)

----    6.      Closing Statement

----    7.      Assumptor's Legal Opinion

----    8.      Assignment of Management Agreement, if applicable

----    9.      Certification of Rent Roll

----   10.      Certification of Operating Statements

----   11.      Certified copies of (i) deed, (ii) bill of sale, and (iii)
                assignment/assumption of leases, contracts and security deposits


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